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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-08827, 333-08829, 333-08831, 333-24205, 333-47373, 333-
47375, 333-47379, 333-73029, 333-83329, and 333-89379) and on Form S-3 (File
Nos. 333-62689, 333-71333, and 333-79089) of our report dated March 17, 2000, with respect to the 1999 consolidated financial statements of AXENT Technologies, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

In connection with our audit of the 1999 consolidated financial statements of AXENT Technologies, Inc. and subsidiaries, we have also audited the financial statement schedule for the year ended December 31, 1999 listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                               Ernst & Young LLP

McLean, Virginia
March 28, 2000